UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2019

EMERALD BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 North Marina Drive, Long Beach, CA 90803
(Address of principal executive offices)

(949) 336-3443
(Registrant’s telephone number, including area code)

______________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Exercise Agreement

On December 20, 2019, Emerald Bioscience, Inc. (the “Company” or “us” or “we”) entered into a Warrant Exercise Agreement (the “Warrant Exercise Agreement”) with Emerald Health Sciences (“EHS”), pursuant to which EHS, as warrant holder and lender under the Multi Draw Credit Agreement, dated as of October 5, 2018, between EHS and the Company (the “Credit Agreement”), exercised 40.80 million of the Company’s warrants. EHS paid the aggregate exercise price of approximately $4.08 million for the related warrant shares in the form of a reduction of the corresponding amount of obligations outstanding under the Credit Agreement. Upon consummation of the transactions contemplated by the Warrant Exercise Agreement, the aggregate reduced outstanding balance under the Credit Agreement is $2,014,500. The foregoing description of the Warrant Exercise Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Board Observer Agreement

On December 19, 2019, the Company entered into a Board Observer Agreement with EHS. The Board Observer Agreement gives a right to EHS to designate one observer to the Board of Directors of the Company for so long as EHS maintains ownership of any securities in the Company. Under the Board Observer Agreement, the board observer will be permitted to attend all meetings (whether in person, telephonically or otherwise) of the board of directors of the Company in a non-voting, observer capacity. EHS appointed Dr. Avtar Dhillon as an initial board observer. The Board Observer Agreement may be terminated by either party for cause upon written notice to the other party if the other party defaults in the performance of the agreement in any material respect or materially breaches the terms of the agreement, or without cause upon 30 days’ prior written notice to the other party.

Independent Contractor Services Agreement

On December 19, 2019, the Company entered into an Independent Contractor Services Agreement with Dr. Avtar Dhillon, pursuant to which Dr. Dhillon will provide ongoing corporate finance and strategic business advisory services to the Company. In exchange for his services, Dr. Dhillon will receive a monthly fee of $10,000, with (i) $5,000 paid each month and (ii) $5,000 accruing from the effective date and payable upon Company’s completion of a material financing. The Board will review the monthly rate paid to Dr. Dhillon within 90 days of the end of each fiscal year. The Independent Contractor Services Agreement has an initial term of one year and will renew automatically thereafter unless terminated earlier by either party. The Independent Contractor Services Agreement may be terminated by either party for cause upon written notice to the other party if the other party defaults in the performance of the agreement in any material respect or materially breaches the terms of the agreement, or without cause upon 30 days’ prior written notice to the other party. The foregoing description of the Independent Contractor Services Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Independent Contractor Agreement

On December 17, 2019, the Board of Directors of the Company (the “Board”) approved the termination of the Independent Contractor Agreement, dated as of February 1, 2018, between the Company and EHS, pursuant to which EHS provided to the Company corporate advisory services and services related to business development, marketing, investor relations, information technology and product development. The fee due under the Independent Contractor Agreement payable on a monthly basis; however, if the Company is unable to make payments due to insufficient funds, then interest on the outstanding balance will accrue at a rate of 12% per annum, calculated semi-annually. Under this agreement, for the three months ended September 30, 2019 and 2018, the Company incurred expenses of $150,000 in each period. For the nine months ended September 30, 2019 and 2018, the Company incurred expenses of $450,000 and $400,000, respectively. The termination of the Independent Contractor Agreement was executed on December 19, 2019 and will become effective as of December 31, 2019.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On December 17, 2019, the Board accepted the resignation of Dr. Avtar Dhillon, who offered his resignation as the Chairman of the Board and the position of Chairman of the Finance and Business Development Committee of the Board. As disclosed under Item 1.01, the Company entered into a Board Observer Agreement with Emerald Health Sciences to allow Dr. Dhillon to continue as a representative of Emerald Health Sciences as a non-voting observer in future meetings of the Board, and into an Independent Contractor Services Agreement with Dr. Dhillon, pursuant to which Dr. Dhillon will provide ongoing corporate finance and strategic business advisory services to the Company.

The Board also appointed Punit Dhillon, an existing member of the Board, as Chairman of the Board and as Chairman of the Finance and Business Development Committee of the Board, to fill the vacancies in such offices created by the resignation of Dr. Dhillon.

Item 8.01 Other Events.

On December 17, 2019, the Board has approved the change of the name of the Company to “EMBI Pharmaceuticals, Inc.” subject to regulatory and stockholder approval.

The information set forth in Item 8.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any of the Company’s filings with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Warrant Exercise Agreement, dated as of December 20, 2019, between the Company and Emerald Health Sciences.
10.2	Independent Contractor Services Agreement, dated as of December 19, 2019, between the Company and Dr. Avtar Dhillon.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD BIOSCIENCE, INC.

Dated: December 20, 2019	/s/ Dr. Brian Murphy
Dr. Brian Murphy
Chief Executive Officer

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